EMPLOYMENT CONTINUATION AND
NON-COMPETITION AGREEMENT

BY AND BETWEEN

JAMES G. LAWRENCE

VALLEY NATIONAL BANCORP,
a New Jersey Corporation

and

VALLEY NATIONAL BANK,
a national bank

DATED: As of September 5, 2000

EMPLOYMENT CONTINUATION AND
NON-COMPETITION AGREEMENT

                 THIS EMPLOYMENT CONTINUATION AND NON-COMPETITION AGREEMENT (this “Agreement”), is entered into as of September 5, 2000 by and among Valley Bancorp, a New Jersey corporation (“Valley”), Valley National Bank, a national bank (the “Bank”), (Valley and the Bank are jointly hereinafter referred to as the “Company”) and James G. Lawrence (hereinafter referred to as the “Executive”).

BACKGROUND

                 WHEREAS, the Executive is currently employed by The Merchants Bank of New York ("Merchants Bank") and Merchants New York Bancorp, Inc. ("Merchants"); and

                 WHEREAS,Valley and the Bank have entered into an Agreement and Plan of Merger, dated September 5, 2000 (the “Merger Agreement”) pursuant to which Merchants will be merged into Valley and Merchants Bank will be merged into the Bank, and the Executive will become an employee of the Bank;

                 WHEREAS, the Boards of Directors of the Bank and Valley each are of the opinion that it would be of substantial value to the Company to continue the employment of the Executive and obtain from the Executive covenants not to compete during the term of his employment by Valley and for a period of up to two (2) years thereafter; and

                 WHEREAS, to achieve such a goal, the Boards of Directors of the Company and the Executive have agreed to enter into this Agreement;

                 NOW, THEREFORE, for good and valuable consideration, the Company and the Executive, each intending to be legally bound hereby, agree as follows:

ARTICLE I

TERM OF AGREEMENT

                 The term of this Agreement shall commence on the date hereof and shall terminate on the date which is two (2) years following the termination (for any reason whatsoever) of Executive’s employment with the Company (hereinafter the “Term”), unless this Agreement expressly provides for a shorter period. Notwithstanding the foregoing, this Agreement shall be void and of no force and effect unless the Merger contemplated by the Merger Agreement is consummated and the Executive is employed by Merchants Bank at the Effective Time (as such term is defined in the Merger Agreement) and shall not take effect until such time.

ARTICLE II

CONTINUED EMPLOYMENT; ADDITIONAL COMPENSATION

                 As consideration for the covenants of the Executive hereunder, the Company agrees to employ the Executive and the Executive agrees to be employed by the Company with the same salary (excluding Board of Director fees from Merchants and Merchants Bank) and substantially the same benefits as are enjoyed by the Executive currently as an employee of Merchants Bank. The Company will continue to pay to the Executive an annual bonus equal to 12.5% of his base salary, in the same manner and with the same timing as is the current practice of Merchants or, if the Company terminates that practice, it shall increase the Executive’s base salary to cover the foregone bonus. In addition, the Company shall pay the Executive an additional $24,000 per year for each year that he continues as an employee of the Company. The Executive will also be eligible to participate in the Company’s annual incentive plan for executives. The Company and the Executive will on the date hereof enter into a Change in Control Agreement. The Company agrees, except as otherwise provided in the Change in Control Agreement, to be bound by and honor the employment agreement dated January 25, 2000, between the Executive and Merchants (the “Employment Agreement”) and the special pension benefits arrangements the Executive has with Merchants Bank, evidenced to the Executive by a letter dated August 21, 1998, (the “Special Pension Benefits”). Provided however, that the Executive agrees with the Company that his Employment Agreement is hereby amended to provide that he will serve as an Executive Vice-President of the Bank, with the additional title, “President-Merchants Division” of the Bank, reporting to the Chief Executive Officer of the Bank, and will not serve as a director of Merchants, Merchants Bank, Valley or the Bank.

ARTICLE III

NON-COMPETITION COVENANTS

                 3.1      Non-Competition. The Executive agrees that while he is employed by the Bank and for a period of two years following his termination of employment with the Bank for any reason whatsoever (the “Two Year Post-Employment Period”), the Executive will not, directly or indirectly, as shareholder, employee, director, officer, principal or agent, or in any other capacity (other than on behalf of the Company and in pursuit of Company business): (i) own, manage, operate, consult with or be employed by, directly or indirectly, through a holding company or affiliate, any bank, savings bank, savings and loan, trust company or lending organization which maintains a branch office or a lending office within 25 miles of New York City, or any bank, savings bank, savings and loan, trust company or lending organization which conducts substantially all of its business over the internet, or (ii) solicit the Banking Business (as defined herein) of persons or entities who are known to the Executive to be customers of the Company or any of its subsidiaries (“Company Customers”), or encourage any Company Customers to terminate or reduce the amount of Banking Business they do with the Company or any of its subsidiaries, or (iii) solicit, induce or encourage any employee of the Bank to leave the employment of the Bank; provided, however, that this provision shall not prohibit the Executive from owning common stock of Valley (in any amount) or from owning bonds, preferred stock or up to two percent (2%) of the outstanding common shares of any such institution or its parent holding company if the shares of the parent holding company or of the institution are publicly traded. “Banking Business” means the traditional depository and loan relationships between banks and their customers and shall not include ancillary businesses such as the sale of mutual funds or life insurance products. Commencing with the fourth anniversary of the date of the execution of this Agreement, the Two Year Post-Employment Period shall be reduced to one year. If at any time while Executive remains employed by the Bank (i) there is a Change in Control, as that term is defined in the Valley National Bancorp 1999 Long-Term Stock Incentive Plan, (the “Plan”), as interpreted by the Valley National Bancorp Board of Directors in connection with the Plan, and (ii) within 6 months after the date on which the Change in Control occurs, the Executive’s employment with the Bank is terminated for any reason other than for Cause , as that term is defined in the Plan, the covenants not to compete contained in this Section 3.1 shall terminate on the same day as the termination of Executive’s employment.

                 3.2      Reasonableness of Restraints. Executive acknowledges that he has carefully read and considered all of the terms and conditions of the foregoing covenants in Section 3.1, including the restraints imposed upon him thereby, the Executive agrees that such restraints are necessary for the reasonable and proper protection of Valley and the Bank and that such restraints are reasonable with respect to subject matter, length of time and area covered. However, both the Company and the Executive agree that if a court finds this agreement unenforceable due to restrictions unreasonable in scope, duration or geographical area, then such court may reform this agreement so that the restrictions in it are reasonable and this agreement is enforceable.

                 3.3      Specific Performance. In the event of an actual or threatened breach by Executive of any of the covenants contained in Section 3.1, it is agreed that the remedies at law of Valley and the Bank would be inadequate and Valley and the Bank and their respective successors shall be entitled to injunctive relief restraining Executive from committing or attempting such breach. The remedy set forth in this Section 3.3 shall be in addition to any other remedies available to Valley and the Bank for such breach or threatened breach.

                 3.4      Jurisdiction. Executive consents to and agrees to the exclusive jurisdiction of the courts of New Jersey with respect to the enforcement of these provisions.

                 3.5      Survival. This Article II shall survive the termination or expiration of the Term of this Agreement.

ARTICLE IV

MISCELLANEOUS

                 4.1      Changes. This Agreement may not be modified, changed, amended, or altered except in a writing signed by the Executive and by the Chief Executive Officer of Valley.

                 4.2      Notices. All notices given or required to be given herein shall be in writing and be hand-delivered or sent by United States first-class certified or registered mail, return receipt requested, postage prepaid, to the Executive at the last-known address for the Executive, and to Valley at the principal executive office for Valley (or any successor thereto), to the attention of the Chief Executive Officer. All such notices shall be effective when received or open refusal of the addressee to accept delivery. Either party by a notice in writing to the other party may change or designate the place for receipt of such notices.

                 4.3      Successors. This Agreement shall inure to the benefit of and be binding upon the Company, and its successors, including any company with or into which the Company may be consolidated or merged, and this provision shall apply in the event of any subsequent merger or consolidation.

                 4.4      Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the matters contemplated hereby, and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

                 4.5      Governing Law. This Agreement shall be governed in all respects and be interpreted by and under the laws of the State of New Jersey, without reference to the conflict of laws provisions of the State of New Jersey.

                 IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date and year first written above.

ATTEST: By: ——————————————	VALLEY NATIONAL BANCORP By: ——————————————

ATTEST: By: ——————————————	VALLEY NATIONAL BANK By: ——————————————

WITNESS: By: ——————————————	By: ——————————————

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